Coopers & Lybrand L.L.P.

Coopers
& Lybrand                                           a professional services firm





f Independent Accountants




To the Trustees of Scudder U.S. Treasury Money Fund:


We consent to the inclusion in Post-Effective Amendment No. 19 to the Registration Statement of Scudder U.S. Treasury Money Fund on Form N-1A, of our report dated August 6, 1996 on our audit of the financial statements and financial highlights of the Scudder U.S. Treasury Money Fund, which reports are included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.


We also consent to the reference to our Firm under the caption, "Experts."








                                                    /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                               Coopers & Lybrand L.L.P.
October 16, 1996





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.